UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

KKR Financial Holdings LLC

(Exact Name of Registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor, San Francisco, California	94104
(Address of principal executive office)	(Zip Code)

415-315-3620

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

On May 26, 2010, KKR Financial Holdings LLC (or the “Company”) terminated its Credit Agreement, dated as of November 10, 2008 (as amended, the “2008 Credit Agreement”), among the Company and certain of its subsidiaries, as Borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent.  At the time of termination, the 2008 Credit Agreement provided for up to $150.0 million of borrowings. The 2008 Credit Agreement was terminated in connection with the Company’s initial borrowing under its new credit facility entered into on May 3, 2010 and as previously described in the Company’s Periodic Reports on Form 8-K filed with the Securities Exchange Commission on May 3, 2010 and May 5, 2010.  There were no early termination or prepayment fees associated with the Company’s termination and repayment of all outstanding borrowings under the 2008 Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

	By:	/s/ JEFFREY B. VAN HORN
	Name:	Jeffrey B. Van Horn
	Title:	Chief Financial Officer

Date: June 2, 2010